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                                               Exhibit 16

Deloitte.                                    Deloitte & Touche LLP
                                             1100 Carillon Building
                                             227 West Trade Street
                                             Charlotte, NC 28202
                                             USA

                                             Tel: +1 704 887 1500
                                             Fax: +1 704 887 1570
                                             www.deloitte.com



November 22, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of Air T, Inc.'s Form 8-K/A dated November
22, 2004, and we have the following comments:

   1. We agree with the statements made in Item 4.01(a).

   2. We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Yours truly,

/s/ Deloitte & Touche LLP







                                             Member of
                                             Deloitte Touche Tohmatsu


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